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Exhibit 10.1

1994 STOCK AWARD PLAN

(Amended and Restated as of October 25, 2001)

        1.    Purpose.    The purpose of this 1994 Stock Award Plan (the "Plan") is to motivate key personnel to produce a superior return to the shareholders of Medtronic, Inc. (the "Company") and its Affiliates by offering such individuals an opportunity to realize Stock appreciation, by facilitating Stock ownership, and by rewarding them for achieving a high level of corporate performance. This Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability.

        2.    Definitions.    The capitalized terms used in this Plan have the meanings set forth below.

          (a)  "Affiliate" means any corporation that is a "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, or any successor provision, and, for purposes other than the grant of Incentive Stock Options, any joint venture in which the Company or any such "parent corporation" or "subsidiary corporation" owns an equity interest.

          (b)  "Agreement" means the agreement, whether in written or electronic form, between the Company or an Affiliate and a Participant containing the terms and conditions of an Award (not inconsistent with this Plan), together with all amendments to such agreement, which amendments may be unilaterally made by the Company unless such amendments are deemed by the Committee to be materially adverse to the Participant or are not required as a matter of law. The Agreement and any amendments thereto shall be deemed accepted and agreed upon by the Participant upon receipt, without the necessity of obtaining the Participant's signature.

          (c)  "Award" means a grant made under this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or any Other Stock-Based Award.

          (d)  "Board" means the Board of Directors of the Company.

          (e)  "Change in Control" means:

            (i)    Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section 2(e)(i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company (2) any acquisition by the Company or any of its subsidiaries, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (4) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (5) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of clause (iii); or

            (ii)  Individuals who, as of the date hereof, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (iii)  Consummation of a reorganization, merger, statutory share exchange or consolidation (or similar corporate transaction) involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity (a "Business Combination"), in each case, unless, immediately following such Business Combination, (A) substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding shares of common stock and the total voting power of (1) the corporation resulting from such Business Combination (the "Surviving Corporation") or (2) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 80% or more of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), in substantially the same proportion as their ownership, immediately prior to the Business Combination, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner of 30% or more of the outstanding shares of common stock and the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination; or

            (iv)  Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of this definition, a Change in Control shall not be deemed to occur with respect to a Participant if the acquisition of the 30% or greater interest referred to in clause (i) is by a group, acting in concert, that includes the Participant or if at least 40% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the Surviving Corporation or, if applicable, the Parent Corporation shall be beneficially owned, directly or indirectly, immediately after a Business Combination by a group, acting in concert, that includes that Participant.

          (f)    "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

          (g)  "Committee" means the persons designated by the Board to administer this Plan under Section 3 hereof. The Committee shall consist of not less than three members of the Board and, except as otherwise determined by the Board, such persons shall be "non-employee directors" under Exchange Act Rule 16b-3 and "outside directors" under Section 162(m) of the Code.

          (h)  "Company" means Medtronic, Inc., a Minnesota corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

          (i)    "Disability" means the disability of a Participant such that the Participant is considered disabled under any retirement plan of the Company which is qualified under Section 401 of the Code, or, in the case of a Participant employed by a non-U.S. Affiliate or in a non-U.S. location, under any retirement plan or long-term disability plan of the Company or such Affiliate applicable to such Participant, or as otherwise determined by the Committee.

          (j)    "Employee" means any full-time or part-time regular employee (including officers) of the Company or an Affiliate. For purposes of this Plan, a regular employee is an employee who is on the regular payroll of the Company or an Affiliate and who is identified in the personnel records of the Company or an Affiliate as being an employee. Except with respect to grants of Incentive Stock Options, "Employee" shall also include other individuals who are not regular employees of the Company or an Affiliate but who provide services to the Company or an Affiliate in the capacity of an independent contractor and to whom the Company specifically chooses to grant an Award and therefore treat as a Participant. References in this Plan to "employment" and related terms shall include the providing of services in any such capacity.

          (k)  "Exchange Act" means the Securities Exchange Act of 1934, as amended; "Exchange Act Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act as in effect with respect to the Company or any successor regulation.

          (l)    "Fair Market Value" as of any date means, unless otherwise expressly provided in this Plan:

            (i)    the closing sale price of a Share (A) on the composite tape for New York Stock Exchange ("NYSE") listed shares, or (B) if the Shares are not quoted on the NYSE composite tape, on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed, or (C) if the Shares are not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotation System National Market System, on that date, or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred, or

            (ii)  if clause (i) is not applicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date. In the case of an Incentive Stock Option, if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 14(f) hereof.

          (m)  "Fundamental Change" means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

          (n)  "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code or any successor to such section.

          (o)  "Non-Employee Director" means a member of the Board who is not an employee of the Company or any Affiliate.

          (p)  "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

          (q)  "Other Stock-Based Award" means an Award of Stock or an Award based on Stock other than Options, Stock Appreciation Rights, Restricted Stock or Performance Shares.

          (r)  "Option" means a right to purchase Stock, including both Non-Qualified Stock Options and Incentive Stock Options.

          (s)  "Participant" means an Employee to whom an Award is made.

          (t)    "Performance Period" means the period of time as specified in an Agreement over which Performance Shares are to be earned.

          (u)  "Performance Shares" means a contingent award of a specified number of Performance Shares, with each Performance Share equivalent to one Share, a variable percentage of which may vest depending upon the extent of achievement of specified performance objectives during the applicable Performance Period.

          (v)  "Plan" means this 1994 Stock Award Plan, as amended and in effect from time to time.

          (w)  "Restricted Stock" means Stock granted under Section 10 hereof so long as such Stock remains subject to one or more restrictions.

          (x)  "Retirement" means retirement of an Employee as defined under any retirement plan of the Company which is qualified under Section 401 of the Code (which currently provides for retirement on or after age 55, provided the Employee has been employed by the Company and/or one or more Affiliates for at least ten years, or retirement on or after age 62), or under any retirement plan of the Company or any Affiliate applicable to the Employee due to employment by a non-U.S. Affiliate or employment in a non-U.S. location, or as otherwise determined by the Committee.

          (y)  "Share" means a share of Stock.

          (z)  "Stock" means the common stock, $.10 par value per share (as such par value may be adjusted from time to time), of the Company.

          (aa) "Stock Appreciation Right" means a right, the value of which is determined relative to appreciation in value of Shares pursuant to an Award granted under Section 8 hereof.

          (bb) "Subsidiary" means a "subsidiary corporation," as that term is defined in Section 424(f) of the Code, or any successor provision.

          (cc) "Successor" with respect to a Participant means the legal representative of an incompetent Participant or, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or valid beneficiary designation under Section 14(i) hereof, acquire the right to exercise an Option or Stock Appreciation Right or receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant's death.

          (dd) "Term" means the period during which an Option or Stock Appreciation Right is outstanding or the period during which the restrictions placed on Restricted Stock or any other Award are in effect.

        Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

        3.    Administration.

          (a)  Authority of Committee.    The Committee shall administer this Plan. The Committee shall have exclusive power to make Awards and to determine when and to whom Awards will be granted, and the form, amount and other terms and conditions of each Award, subject to the provisions of this Plan. The Committee may determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or cancelled, forfeited or suspended. The Committee shall have the authority to interpret this Plan and any Award or Agreement made under this Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of this Plan, to determine the terms and provisions of any Agreements entered into hereunder (not inconsistent with this Plan), and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of this Plan, as described herein, shall be final, binding and conclusive.

          (b)  Delegation of Authority.    The Committee may delegate all or any part of its authority under this Plan to (i) one or more subcommittees which may consist solely of "non-employee directors" under Exchange Act Rule 16b-3 and "outside directors" under Section 162(m) of the Code and (ii) persons who are not non-employee directors for purposes of determining and administering Awards solely to Employees who are not then subject to the reporting requirements of Section 16 of the Exchange Act.

          (c)  Rule 16b-3.    It is the intent that this Plan and all Awards granted pursuant to it shall be administered by the Committee (or a subcommittee thereof) so as to permit this Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3(c), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid such conflict.

          (d)  Indemnification.    To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damages, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

        4.    Shares Available; Maximum Payouts.

          (a)  Shares Available.    The number of additional Shares available for distribution under this Plan as of April 30, 2000 is 58,000,000 (which brings the total number of shares authorized for distribution under this Plan since inception to 102,800,000, as adjusted to date pursuant to Section 14(f)). All shares are subject to adjustment under Section 14(f) hereof.

          (b)  Shares Again Available.    Any Shares subject to the terms and conditions of an Award under this Plan which are not used because the terms and conditions of the Award are not met may again be used for an Award under this Plan.

          (c)  Unexercised Awards.    Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award or any Award settled in cash in lieu of Shares shall be available for further Awards.

          (d)  No Fractional Shares.    No fractional Shares may be issued under this Plan. Fractional Shares will be rounded to the nearest whole Share.

          (e)  Maximum Payouts.    No more than 35% of all Shares subject to this Plan may be granted in the aggregate pursuant to Restricted Stock, Performance Share and Other Stock-Based Awards. No Participant may be granted Options, Stock Appreciation Rights, Performance Shares or any combination thereof relating to more than 2,000,000 Shares over a one-year period under this Plan.

        5.    Eligibility.    Awards may be granted under this Plan to any Employee at the discretion of the Committee.

        6.    General Terms of Awards.

          (a)  Awards.    Awards under this Plan may consist of Options (either Incentive Stock Options or Non-Qualified Stock Options), Stock Appreciation Rights, Performance Shares, Restricted Stock and Other Stock-Based Awards. Awards of Restricted Stock may, in the discretion of the Committee, provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether vesting is based on a period of time during which employment must continue or on attainment of specified performance conditions).

          (b)  Amount of Awards.    Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Performance Shares subject to such Agreement, or the number of Shares to which the Option applies or with respect to which payment upon the exercise of the Stock Appreciation Right is to be determined, as the case may be, as determined by the Committee in its sole discretion.

          (c)  Term.    Each Agreement, other than those relating solely to Awards of Stock without restrictions, shall set forth the Term of the Award and any applicable Performance Period for Performance Shares, as the case may be, but in no event shall the Term of an Award (other than Awards granted in lieu of cash compensation) or the Performance Period be longer than ten years after the date of grant. In addition to the accelerated vesting provided pursuant to Sections 7(c), 8(b), 9(b), 10(b) and 11(b) hereof in the event of a Change in Control, an Agreement with a Participant may permit acceleration of vesting and of the expiration of the applicable Term upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include, without limitation, acceleration resulting from the occurrence of a Fundamental Change, or the Participant's death, Disability or Retirement. Acceleration of the Performance Period of Performance Shares shall be subject to Sections 9(b) and 9(c) hereof.

          (d)  Agreements.    Each Award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award in addition to the terms and conditions specified in this Plan. All provisions of the Plan, which by their terms apply to an Award, shall apply regardless of whether such terms are expressly set forth in the Award Agreement, except to the extent that the Agreement for that Award expressly provides otherwise.

          (e)  Transferability.    During the lifetime of a Participant to whom an Award is granted, only such Participant (or such Participant's legal representative or, if so provided in the applicable Agreement in the case of a Non-Qualified Stock Option, a permitted transferee as hereafter described) may exercise an Option or Stock Appreciation Right or receive payment with respect to Performance Shares or any other Award. No Award of Restricted Stock (prior to the expiration of the restrictions), Options, Stock Appreciation Rights, Performance Shares or other Award (other than an award of Stock without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so shall be of no effect. Notwithstanding the immediately preceding sentence, (i) an Award shall be transferable to a Successor in the event of a Participant's legal incompetency or death and (ii) an Agreement may provide that a Non-Qualified Stock Option shall be transferable to any member of a Participant's "immediate family" (as such term is defined in Rule 16a-1(e) promulgated under the Exchange Act, or any successor rule or regulation) or to one or more trusts whose beneficiaries are members of such Participant's "immediate family" or partnerships in which such family members are the only partners; provided, however, that (1) the Participant receives no consideration for the transfer and (2) such transferred Non-Qualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to such Non-Qualified Stock Option immediately prior to its transfer.

          (f)    Termination of Employment.    Except as otherwise determined by the Committee or provided by the Committee in an applicable Agreement, in case of termination of employment, the following provisions shall apply:

            (1)  Options and Stock Appreciation Rights.

              (i)    Death.    If a Participant who has been granted an Option or Stock Appreciation Rights shall die before such Option or Stock Appreciation Rights have expired, the Option or Stock Appreciation Rights shall become exercisable in full, and may be exercised by the Participant's Successor at any time, or from time to time, within three years after the date of the Participant's death, in the case of an Option or Stock Appreciation Right granted before April 30, 2000 and within five years after the date of the Participant's death in the case of an Option or Stock Appreciation Right granted on or after April 30, 2000.

              (ii)  Disability or Retirement.    If a Participant's employment terminates because of Disability or Retirement, the Option or Stock Appreciation Rights shall become exercisable in full, and the Participant may exercise his or her Options or Stock Appreciation Rights at any time, or from time to time, within three years after the date of such termination, in the case of an Option or Stock Appreciation Right granted before April 30, 2000, and within five years after the date of such termination in the case of an Option or Stock Appreciation Right granted on or after April 30, 2000.

              (iii)  Reasons other than Death, Disability or Retirement.    If a Participant's employment terminates for any reason other than death, Disability or Retirement, the unvested or unexercised portion of any Award held by such Participant shall terminate (a) on the date of termination of employment for Awards granted before April 30, 2000, and (b) at the close of business on the date 30 days after the date of termination of employment for Awards granted on or after April 30, 2000, provided, however, that no further vesting shall occur after the date of termination of employment.

              (iv)  Expiration of Term.    Notwithstanding the foregoing paragraphs (i)-(iii), in no event shall an Option or a Stock Appreciation Right be exercisable after expiration of the Term of such Award.

            (2)  Performance Shares.    If a Participant's employment with the Company or any of its Affiliates terminates during a Performance Period because of death, Disability or Retirement, or under other circumstances provided by the Committee in its discretion in the applicable Agreement, the Participant shall be entitled to a payment of Performance Shares at the end of the Performance Period based upon the extent to which achievement of performance targets was satisfied at the end of such period (as determined at the end of the Performance Period) and prorated for the portion of the Performance Period during which the Participant was employed by the Company or any Affiliate. Except as provided in this Section 6(f)(2), in the applicable Agreement, or in Section 9(b) or 9(c) hereof, if a Participant's employment terminates with the Company or any of its Affiliates during a Performance Period, then such Participant shall not be entitled to any payment with respect to that Performance Period.

            (3)  Restricted Stock.    In case of a Participant's death, Disability or Retirement, the Participant shall be entitled to receive that number of shares of Restricted Stock under outstanding Awards that has been pro rated for the portion of the Term of the Awards during which the Participant was employed by the Company or any Affiliate, and with respect to such Shares all restrictions shall lapse. Upon termination of employment for any reason other than death, Disability or Retirement, any shares of Restricted Stock whose restrictions have not lapsed (including pursuant to Section 10(b) hereof) will automatically be forfeited in full and cancelled by the Company upon such termination of employment.

          (g)  Rights as Shareholder.    A Participant shall have no rights as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.

        7.    Stock Options.

          (a)  Terms and Exercisability of All Options.    Each Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. Only Non-Qualified Stock Options may be granted to Employees who are not regular employees of the Company or an Affiliate. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted. The Agreement shall specify a vesting schedule under which the Option becomes available to exercise, subject to any acceleration that may be provided in the Agreement or in this Plan. Only the vested portion of an Option may be exercised. When exercising an Option, the purchase price of the Shares shall be paid in full at the time of exercise, provided that, to the extent permitted by law, Participants may simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares. The purchase price may be paid in cash, or by delivery of cash proceeds of such a simultaneous exercise and sale or by delivery to the Company, physically or by attestation, of Shares already owned by such Participant, provided that any such Shares not acquired on the open market shall have been owned for at least 6 months (with such Shares having a total fair market value as of the date the Option is exercised equal to the total exercise cost of the Shares being purchased pursuant to the Option), or a combination thereof, unless otherwise provided in the Agreement. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

          (b)  Incentive Stock Options.    In addition to the other terms and conditions applicable to all Options:

            (i)    the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under this Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code), if such limitation is necessary to qualify the Option as an Incentive Stock Option, and to the extent an Option or Options granted to a Participant exceed such limit, such Option or Options shall be treated as a Non-Qualified Stock Option;

            (ii)  an Incentive Stock Option shall not be exercisable and the Term of the Award shall not be more than ten years after the date of grant (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option;

            (iii)  the Agreement covering an Incentive Stock Option shall contain such other terms and provisions which the Committee determines necessary to qualify such Option as an Incentive Stock Option; and

            (iv)  notwithstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Stock Option under this Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Section 424(d) of the Code, or its successor provision) Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless (A) the option price for such Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (B) such Option is not exercisable after the date five years from the date such Incentive Stock Option is granted.

          (c)  Change in Control.    For all Options granted prior to October 25, 2001, and for all Options granted after such date except in the latter case where otherwise expressly provided in the Agreement relating to an Option, upon the occurrence of a Change in Control, each then-outstanding Option, whether or not previously exercisable, shall vest and be exercisable in full.

        8.    Stock Appreciation Rights.

          (a)  In General.    An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares on the date of exercise of the Stock Appreciation Right over (ii) a specified price which shall not be less than 100% of the Fair Market Value of such Shares on the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with a previously or contemporaneously granted Option, or independent of any Option. If issued in connection with an Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels the Option with which it is connected and exercise of the connected Option cancels the Stock Appreciation Right. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Except as otherwise provided in the applicable Agreement, upon exercise of a Stock Appreciation Right, payment to the Participant (or to his or her Successor) shall be made in the form of cash, Stock or a combination of cash and Stock as promptly as practicable after such exercise. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Stock) may be made in the event of the exercise of a Stock Appreciation Right.

          (b)  Change in Control.    For all Stock Appreciation Rights granted prior to October 25, 2001, and for all Stock Appreciation Rights granted after such date except in the latter case where otherwise expressly provided in the Agreement relating to a Stock Appreciation Right, upon the occurrence of a Change in Control, each then-outstanding Stock Appreciation Right, whether or not previously exercisable, shall vest and be exercisable in full.

        9.    Performance Shares.

          (a)  Initial Award.    An Award of Performance Shares shall entitle a Participant (or a Successor) to future payments based upon the achievement of performance targets established in writing by the Committee. Payment shall be made in Stock, or a combination of cash and Stock, as determined by the Committee, provided that at least 25% of the value of the vested Performance Shares shall be distributed in the form of Stock. With respect to those Participants who are "covered employees" within the meaning of Section 162(m) of the Code and the regulations thereunder, such performance targets shall consist of one or any combination of two or more of revenue, revenue per employee, earnings before income tax (profit before taxes), earnings before interest and income tax, net earnings (profits after tax), earnings per employee, tangible, controllable or total asset turnover, earnings per share, operating income, total shareholder return, market share, return on equity, before- or after-tax return on net assets, distribution expense, inventory turnover, or economic value added (economic profit), and any such targets may relate to one or any combination of two or more of corporate, group, unit, division, Affiliate or individual performance. The Agreement may establish that a portion of the maximum amount of a Participant's Award will be paid for performance, which exceeds the minimum target but falls below the maximum target applicable to such Award. The Agreement shall also provide for the timing of such payment. The Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to such Performance Period have been satisfied, and (iii) payment is due with respect to a Performance Share Award.

          (b)  Change in Control.    For all Performance Share Awards granted prior to October 25, 2001, and for all Performance Share Awards granted after such date except in the latter case where otherwise expressly provided in the Agreement relating to a Performance Share Award, upon the occurrence of a Change in Control, a Participant who has been awarded Performance Shares (but has not yet received payment of such shares) shall be entitled to a pro rata payment of such Performance Shares. The pro rata payment shall be made to the Participant as of the date of the Change in Control, in shares or cash (at the election of the Company) equal to the number of Shares covered by the Performance Shares multiplied by the performance-based accrual percentage pertaining to such Performance Shares as of the Change in Control, multiplied by a fraction the numerator of which is the number of months elapsed from the date the Performance Shares were granted through the date of the Change in Control and the denominator of which is the number of months from the date the Performance Shares were granted through the Performance Shares' scheduled maturity date.

          (c)  Acceleration and Adjustment for Other Reasons.    In addition to the acceleration upon a Change in Control provided pursuant to Section 9(b) hereof, the Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the Performance Shares awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not, include without limitation a Fundamental Change, the Participant's death, Disability or Retirement, a change in accounting practices of the Company or its Affiliates, or, with respect to payments in Stock for Performance Share Awards, a reclassification, stock dividend, stock split or stock combination as provided in Section 14(f) hereof.

          (d)  Valuation.    Each Performance Share earned after conclusion of a Performance Period shall have a value equal to the average of the Fair Market Values of a Share for the 20 consecutive business days ending on and including the last day of such Performance Period.

        10.    Restricted Stock.

          (a)  In General.    Restricted Stock may be granted in the form of Shares registered in the name of the Participant but held by the Company until the end of the Term of the Award. Any employment conditions, performance conditions and the Term of the Award shall be established by the Committee in its discretion and included in the applicable Agreement. The Committee may provide in the applicable Agreement for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine. No Award of Restricted Stock may vest earlier than one year from the date of grant, except as provided in the applicable Agreement or in Section 10(b) hereof.

          (b)  Change in Control.    For all Restricted Stock Awards granted prior to October 25, 2001, and for all Restricted Stock Awards granted after such date except in the latter case where otherwise expressly provided in the Agreement relating to a Restricted Stock Award, upon the occurrence of a Change in Control, all restrictions with respect to shares of Restricted Stock shall lapse.

        11.    Other Stock-Based Awards.

          (a)  In General.    The Committee may from time to time grant Awards of Stock, and other Awards under this Plan (collectively herein defined as "Other Stock-Based Awards"), including, without limitation, those Awards pursuant to which Shares may be acquired in the future, such as Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the Award to which such Shares relate.

          (b)  Change in Control.    Unless otherwise specifically provided in the Agreement related to the grant of an Other Stock-Based Award, upon a Change in Control any such Award shall vest and/or pay out in full, as applicable, as if the award had continued to maturity with all applicable conditions and targets satisfied.

        12.    Prior Automatic Grants to Non-Employee Directors.    The provisions of Section 12 of the Plan as in effect prior to April 30, 2000 shall be applicable to automatic grants of Non-Qualified Stock Options (and related Limited Rights) made prior to March 5, 1998 to Non-Employee Directors.

        13.    Prior Elective Grants to Non-Employee Directors.    The provisions of Section 13 of the Plan as in effect prior to April 30, 2000 shall be applicable to grants of Restricted Stock made prior to March 5, 1998 to Non-Employee Directors pursuant to their elections to receive such grants in lieu of all or a portion of their annual fees for their services as Non-Employee Directors.

        14.    General Provisions.

          (a)  Effective Date of this Plan.    This Plan shall become effective as of April 29, 1994, provided that this Plan is approved and ratified by the affirmative vote of the holders of a majority of the outstanding Shares of Stock present or represented and entitled to vote in person or by proxy at a meeting of the shareholders of the Company no later than August 31, 1994. This Plan, as amended and restated, is effective as of April 30, 2000.

          (b)  Duration of this Plan.    This Plan shall remain in effect until all Stock subject to it shall be distributed or all Awards have expired or lapsed, whichever is latest to occur, or this Plan is terminated pursuant to Section 14(e) hereof. No Award of an Incentive Stock Option shall be made more than ten years after the effective date provided in the second sentence of Section 14(a) hereof (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted, notwithstanding the date of any Agreement with respect to such Award; provided, however, that the Committee may grant Awards other than Incentive Stock Options to be effective and deemed to be granted on the occurrence of certain specified contingencies.

          (c)  Right to Terminate Employment.    Nothing in this Plan or in any Agreement shall confer upon any Participant who is an Employee the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment of the Participant with or without cause.

          (d)  Tax Withholding.    The Company may withhold from any payment of cash or Stock to a Participant or other person under this Plan an amount sufficient to cover any required withholding taxes, including the Participant's social security and Medicare taxes (FICA) and federal, state and local income tax with respect to income arising from payment of the Award. The Company shall have the right to require the payment of any such taxes before issuing any Stock pursuant to the Award. In lieu of all or any part of a cash payment from a person receiving Stock under this Plan, the individual may elect to cover all or any part of the minimum statutory FICA, federal, state and local income tax withholdings required under the applicable tax laws through a reduction of the number of Shares delivered to such individual, with such Shares valued in the same manner as used in computing such minimum withholding taxes.

          (e)  Amendment, Modification and Termination of this Plan.    Except as provided in this Section 14(e), the Board may at any time amend, modify, terminate or suspend this Plan. Except as provided in this Section 14(e), the Committee may at any time alter or amend any or all Agreements under this Plan to the extent permitted by law. Plan amendments are subject to approval of the shareholders of the Company only if such approval is necessary to maintain this Plan in compliance with the requirements of Exchange Act Rule 16b-3, Section 422 of the Code, their successor provisions, or any other applicable law or regulation. No termination, suspension or modification of this Plan may materially and adversely affect any right acquired by any Participant (or a Participant's legal representative) or any Successor under an Award granted before the date of termination, suspension or modification, unless otherwise agreed by the Participant in the Agreement or otherwise or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Section 9(c) or 14(f) hereof does not adversely affect any right of a Participant under an Award.

          (f)    Adjustment for Changes in Capitalization.    In the event of any change in corporate capitalization (including, but not limited to, a change in the number of Shares outstanding), arising from a stock split, Fundamental Change, Change in Control, or other corporate transaction, including, without limitation, any merger, consolidation, separation, spin-off, distribution of stock or property of the Company, share exchange, reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and type of shares reserved for issuance under the Plan, and the maximum limitation upon Awards to be granted to any Participant, in the number, type and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in outstanding Performance Shares and payments with respect to outstanding Performance Shares in the number and type of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided however,    that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right connected with any Stock Option.

          (g)  Fundamental Change.    In the event of a proposed Fundamental Change: (a) involving a merger, consolidation or statutory share exchange, unless appropriate provision shall be made (which the Committee may, but shall not be obligated to, make) for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, to be issuable upon the exercise of options or used to calculate payments upon the exercise of stock appreciation rights in lieu of Options, Stock Appreciation Rights and capital stock of the Company, or (b) involving the dissolution or liquidation of the Company, the Committee may, but shall not be obligated to, declare, at least twenty days prior to the occurrence of the Fundamental Change, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be cancelled at the time of, or immediately prior to the occurrence of, the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within 20 days after the Fundamental Change, of cash equal to (i) for each Share covered by the cancelled Option, the amount, if any, by which the Fair Market Value (as defined in this Section 14(g)) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 8 hereof, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Section 8, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section 14(g). At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 14(g), each outstanding Option and Stock Appreciation Right that shall not have been exercised prior to the Fundamental Change shall be cancelled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or Stock Appreciation Right shall be entitled to the payment provided for in this Section 14(g) if such Option or Stock Appreciation Right shall have expired or terminated. For purposes of this Section 14(g) only, "Fair Market Value" per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in this Plan.

          (h)  Other Benefit and Compensation Programs.    Payments and other benefits received by a Participant under an Award shall not be deemed a part of a Participant's regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

          (i)    Beneficiary Upon Participant's Death.    A Participant may designate a beneficiary to succeed to the Participant's Awards under the Plan in the event of the Participant's death by filing a beneficiary form with the Company and, upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and the terms of this Plan and the applicable Agreement. In the absence of a validly designated beneficiary who is living at the time of the Participant's death, the Participant's executor or administrator of the Participant's estate shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution.

          (j)    Forfeitures.    In the event an Employee has received or been entitled to payment of cash, delivery of Stock or a combination thereof pursuant to an Award within the period beginning six months prior to the Employee's termination of employment with the Company and its Affiliates and ending when the Award terminates or is cancelled, the Company, in its sole discretion, may require the Employee to return or forfeit the cash and/or Stock received with respect to the Award (or its economic value as of (i) the date of the exercise of Options or Stock Appreciation Rights, (ii) the date of, and immediately following, the lapse of restrictions on Restricted Stock or the receipt of Stock without restrictions, or (iii) the date on which the right of the Employee to payment with respect to Performance Shares vests, as the case may be) in the event of any of the following occurrences: performing services for or on behalf of a competitor of, or otherwise competing with, the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies or business policies of the Company or any Affiliate, or any other occurrence specified in the related Agreement. The Company's right to require forfeiture must be exercised not later than 90 days after discovery of such an occurrence but in no event later than 15 months after the Employee's termination of employment with the Company and its Affiliates. Such right shall be deemed to be exercised upon the Company's mailing written notice to the Employee of such exercise, at the Employee's most recent home address as shown on the personnel records of the Company. In addition to requiring forfeiture as described herein, the Company may exercise its rights under this Section 14(j) by preventing or terminating the exercise of any Awards or the acquisition of Shares or cash thereunder. In the event an Employee fails or refuses to forfeit the cash and/or Shares demanded by the Company (adjusted for any intervening stock splits), the Employee shall be liable to the Company for damages equal to the number of Shares demanded times the highest closing price per share of the Stock during the period between the applicable date specified in (i) through (iii) above and the date of any judgment or award to the Company, together with all costs and attorneys' fees incurred by the Company to enforce this provision.

          (k)  Unfunded Plan.    This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

          (l)    Limits of Liability.

            (i)    Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Agreement.

            (ii)  Except as may be required by law, neither the Company nor any member or former member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(b) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.

          (m)  Compliance with Applicable Legal Requirements.    No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company's Shares may, at the time, be listed.

          (n)  Deferrals and Settlements.    The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts. Participants who are eligible to participate in the Medtronic, Inc. Capital Accumulation Plan Deferral Program ("CAP") shall be entitled to defer some or all of the cash portion of any Performance Shares granted to them hereunder in accordance with the terms of the CAP.

        15.    Governing Law.    To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Minnesota, without giving effect to conflicts of law provisions, and construed accordingly.

        16.    Severability.    In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        17.    Termination of Prior Plans.    Effective upon the approval of this Plan by the Company's shareholders as provided by Section 14(a) hereof, no further grants of options, performance shares or restricted stock or any other awards shall be made under the Company's 1979 Restricted Stock and Performance Share Award Plan, 1979 Nonqualified Stock Option Plan, 1989 Phantom Stock Award Plan or 1991 Restricted Stock Plan for Non-Employee Directors (the "Prior Plans"). Thereafter, all grants and awards made under the Prior Plans prior to such approval by the shareholders shall continue in accordance with the terms of the Prior Plans.

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1994 STOCK AWARD PLAN (Amended and Restated as of October 25, 2001)